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                                                                   EXHIBIT 10.59

STATE OF GEORGIA

COUNTY OF COBB

                                DEALERSHIP LEASE

         LEASE made as of the 1st day of September, 1983, between MARSHALL M. MANOR, an individual residing at 10837 Quail Covey Rd., Boynton Beach, Florida 33436 (herein called Landlord), and WADE FORD, INC., a Georgia corporation, having an office and place of business at 3860 South Cobb Drive, Smyrna, Georgia 30080 (herein called Tenant):

                                  WITNESSETH:

                                   ARTICLE 1

                                  Construction

         1.01. All of the covenants of Tenant hereunder shall be deemed and construed to be "Conditions" as well as "covenants" as though the words specifically expressing or importing covenants and conditions were used in each separate instance.

         1.02. The headings of the Articles in this Lease are for convenience only, and shall not be used to construe or interpret the scope or intent of this Lease or in any way affect the same.

                                   ARTICLE 2

                         Demised Premises - Basic Rent

         2.01. For and in consideration or the payment of the Basic Rent, and the Additional Rent as hereinafter provided and of the performance by Tenant of the covenants and undertakings hereinafter set forth, Landlord hereby leases to Tenant, and Tenant




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hereby hires from Landlord the following property (herein collectively called the Demised Premises), for the Lease Term hereinafter provided:

                  (a) the land described in Exhibit 1 hereto (herein called the Land); and

                  (b) the buildings, structures, improvements, fixtures, equipment and other property now erected thereon or installed therein and/or to be erected thereon or installed therein by Landlord after the date hereof (herein collectively called the Improvements).

         SUBJECT, HOWEVER, to zoning ordinances and regulations and covenants, restrictions, easements, liens, charges, encumbrances, title conditions and exceptions affecting the Demised Premises, or any part thereof, as of the date hereof.

         2.02. This Lease shall be for a term commencing as of October 1, 1983 and ending 25 years thereafter unless such term shall be sooner terminated as hereinafter provided.

         2.03. Tenant shall pay to Landlord a net monthly rental over and above the other and additional payments to be made by Tenant as hereinafter provided (such net monthly rental being herein called the Basic Rent) of $12,000 per month for the first 24 months of the term, of $14,000 per month for the second 24 months of the term and shall be increased $1,000 per month for each succeeding 24-month period thereafter.



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         2.04.    The Basic Rent shall be absolutely net to the Landlord (except as hereinafter otherwise expressly stated), so that this Lease shall yield net to Landlord such Basic Rent throughout the term of this Lease.

         2.05. Basic Rent for the first month or partial month (calculated on the basis of the actual number of days of such partial month) shall be paid to Landlord prior to the commencement of the Lease Term, and thereafter, each installment of Basic Rent shall be paid in advance on or before the first business day of each and every calendar month during the Lease Term. The Basic Rent and the Additional Rent shall be punctually paid to Landlord at 10837 Quail Covey Rd., Boynton Beach, Florida 33436, or at such place or to such agent as Landlord from time to time may designate by written notice to Tenant, all without notice, demand, counterclaim, setoff, deduction or defense, and without abatement, suspension, deferment, diminution or reduction for any reason whatsoever, except as hereinafter otherwise provided.

         2.06. Tenant covenants to pay, as additional rent, all other amounts, liabilities and obligations which Tenant herein assumes or agrees to pay (herein collectively called the Additional Rent), and, in the event of any failure on the part of Tenant to pay any item of Additional Rent, Landlord shall have all rights, powers and remedies provided for herein or by law in the case of nonpayment of the Basic Rent.




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         Landlord, at its sole discretion, may spread all or certain of the items of the Additional Rent over periods of 12 calendar months each during the Lease Term, and Landlord may collect the Additional Rent from Tenant, and Tenant shall pay it, in regular monthly payments; but Landlord shall give Tenant a statement of such collection, and disbursements therefrom, at least once each such period, and shall, from time to time adjust such payments to match disbursements.

         2.07. Upon expiration of the Lease Term, Tenant shall remove its goods and effects and peacefully yield up the Demised Premises to Landlord in the condition required by Article 9 hereof.

                                   ARTICLE 3

                                     Taxes

         3.01.    For the purposes of this Article 3:

         (a) "Applicable Taxes" shall mean only those ad valorem real estate taxes assessed and levied against the Demised Premises;

         (b) "Lease Term" shall include the initial term of this Lease and all extensions thereof unless this Lease be terminated or canceled earlier (other than pursuant to Article 6 hereof) as provided in this Lease in which case the "Lease Term" shall include only the abbreviated period;

         (c) "Applicable Taxes" are for and pertain to the calendar year in which occurs the tax status day (sometimes referred to as




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the "tax day", "assessment day", "date of finality", etc.) used in the determination of said taxes.

         3.02. Landlord shall remit to the collecting authority Applicable Taxes becoming due and payable during the Lease Term. Applicable Taxes remitted by Landlord but properly the expense of Tenant, as set forth herein, shall be reimbursed to Landlord by Tenant within ten days of receipt of Landlord's written request accompanied by supporting documents.

         3.03. Tenant shall bear the expense of Applicable Taxes for full calendar years within the Lease Term and, additionally, the expense thereof for the calendar years in which the Lease Term begins or terminates in the proportion that the number of days the Lease Term exists within each of such years bears to the total numbers of days in such year.

         3.04. Special assessments which become due in full, or in installments, during the Lease Term shall be remitted by Landlord. Tenant shall bear as Additional Rent the expense of full assessments, or installments, which fall due during the Lease Term. For purposes of this Section 3.04, payment in installments over the longest possible term will be deemed to have been elected in any instance where a determinable option so to pay existed, or may exist, notwithstanding that an assessment may have been, or may hereafter be, paid in full, and Tenant shall bear the expense of only such installments as would have become due, payable, and





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delinquent during the Lease Term had the installment option been elected.

         3.05. Landlord agrees to cooperate with Tenant and at Tenant's expense in all reasonable ways requested by Tenant to minimize taxes and special assessments to be borne by Tenant.

         3.06. Personal property taxes on property located upon the Demised Premises and used therewith shall be borne and remitted by Tenant, who also shall file any and all Personal Property Tax returns that may be required in relation thereto.

                                   ARTICLE 4

                          Tenant's Right to Terminate

         4.01. If any law, ordinance, ruling, order or regulation now exists or is hereafter enacted prohibiting or, in Landlord's reasonable opinion, substantially impairing the use of the Demised Premises for an automobile sales and service establishment, then Tenant, at its option, may terminate this Lease, and all of its liability hereunder shall cease from and after the later of the date of termination or the date when such law, ordinance, ruling, or regulation, or prohibition becomes effective, and any advance rental shall be apportioned and refunded to Tenant provided such law, ordinance, ruling or regulation, or prohibition is not enacted as a result of any act by Tenant.






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                                   ARTICLE 5

                                   Insurance

         5.01. Tenant shall maintain general or public liability insurance against claims for bodily injury or death and property damage occurring on, in or about the Demised Premises and the streets and alleys adjoining the Demised Premises, affording protection with respect to bodily injury or death of at least $200,000 for any one person and at least $500,000 for any one accident and protection with respect to property damage of at least $100,000 Such amounts shall be increased from time to time if, and as reasonably requested by, Landlord to the extent necessary in Landlord's reasonable opinion to adequately protect Landlord. All such insurance shall be effected at Tenant's expense under valid and enforceable policies issued by insurers of recognized responsibility which are qualified to do business in the state where the Demised Premises are located, are well rated by national rating organizations and are acceptable to Landlord. Such policies shall insure Landlord and Tenant, as their respective interests may appear. Each such policy or a certificate therefor shall, to the extent obtainable, contain an agreement by the insurer that such policies shall not be canceled without at least ten days' prior written notice to Landlord. Originals of such policies shall be delivered by Tenant to Landlord promptly after delivery of this Lease, and thereafter at least 15 days before the expiration dates of each expiring policy.






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         5.02.    From time to time during the term hereof, upon presentation of bills by Landlord, Tenant shall pay to Landlord the cost as determined by Landlord of fire and extended coverage insurance upon the Demised Premises. Landlord shall have the right to determine the amount of such insurance.

         5.03. Tenant shall obtain and carry, at its expense, workmen's compensation insurance, when such insurance is required by applicable law or regulation.

         5.04. Landlord hereby waives all claims against Tenant for loss or damage to the Improvements caused by fire or perils insured against by Landlord's standard fire and extended coverage insurance policy. Tenant hereby waives all claims against Landlord for loss or damage to its property on the Demised Premises caused by fire or perils usually insured against by a standard fire and extended coverage insurance policy.

                                   ARTICLE 6

                          Remedies in Case of Default

         6.01.    If during the term of this Lease Tenant shall:

                  (a) fail to pay any installment of the Basic Rent or any Additional Rent as and when the same becomes due and payable, and such default shall continue for a period of ten days; or

                  (b) default in the performance of or compliance with Article 7 hereof; or




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                  (c) default in its performance of or compliance with any of the other agreements, terms or conditions of this Lease, and such default shall continue for a period of 20 days after notice by Landlord to Tenant; or

                  (d) file a voluntary petition in bankruptcy or be adjudicated a bankrupt or insolvent, or file any petition or answer seeking any reorganization, composition, readjustment or similar release under any present or any future bankruptcy or other applicable law, or seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of the Demised Premises; or

                  (e) fail, for a period of 30 days after the filing of an involuntary petition in bankruptcy against Tenant or the commencement of any proceeding against Tenant seeking any reorganization, composition, readjustment or similar relief under any law, to have such petition or proceeding dismissed.

         6.02. Upon any such termination, Tenant shall quit and peacefully surrender its interest in the Demised Premises to Landlord, and Landlord upon and at any time after such termination may, without further notice, re-enter and repossess the




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Demised Premises as against Tenant, either by force, summary proceedings or otherwise, without being liable to any prosecution therefor.

         6.03. At any time or from time to time after such termination of this Lease, Landlord may relet the Demised Premises or any part thereof in the name of Landlord or otherwise for such term or terms and on such conditions as Landlord in its discretion may determine and may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Demised Premises or any part thereof or for any failure to collect any rent upon any such releting.

         6.04. No such termination of this Lease shall relieve Tenant of its liability and obligations under this Lease, and such liability and obligations shall survive any such termination. In the event of any such termination, whether or not the Demised Premises or any part thereof shall have been relet, Tenant shall pay the Basic Rent and all Additional Rent required to be paid under this Lease by Tenant, up to the time of such termination, and thereafter Tenant, until the end of the period which would have been the expiration of the term of this Lease in the absence of such termination, shall pay as agreed and liquidated damages for its default (a) the Basic Rent and Additional Rent which would be payable by Tenant under this Lease if this Lease were still in effect, less (b) the net proceeds of any reletting effected pursuant to Article 6.03, after deducting all Landlord's





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expenses in connection with such reletting. Tenant shall pay such liquidated damages on the days on which rent would have been payable under this Lease if it were still in effect, and Landlord shall be entitled to recover from Tenant each payment with respect to liquidated damages as the same shall arise.

         6.05.    At any time after a termination of this Lease pursuant to
Article 6.01 hereof, whether or not Landlord shall have collected any liquidated damages pursuant to Article 6.04 hereof, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages for Tenant's default (herein called "Final Damages") and in lieu of all liquidated damages pursuant to Article 6.04 hereof beyond the date of such demand, an amount equal to the excess, if any, of (x) the Basic Rent and Additional Rent which would be payable under this Lease from (i) the date to which Tenant shall have satisfied in full its obligations under this
Article 6.05 to pay liquidated damages pursuant to Article 6.04 hereof to (ii) the date on which the then unexpired term of this Lease would end if the same remained in effect, over (y) the then fair net rental value (net after all Additional Rent) of the Demised Premises for the same period, both discounted to present worth at the rate of 4% per annum, compounded annually. If however, any statute or rule of law governing a proceeding in which such liquidated Final Damages are to be proved or determined shall validly limit the amount thereof to an amount less





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than the above agreed upon amount, Landlord shall be entitled to prove as and for liquidated Final Damages for Tenant's default the maximum amount allowable under such statute or rule of law.

         6.06. In the event of any expiration of the term of this Lease, Tenant, so far as permitted by law, hereby expressly waives and will waive the service of any notice of intention to re-enter provided for in any statute, or of the institution of legal proceedings to that end, and also waives and will waive any and all right of redemption or re-entry or repossession or to restore the operation of this Lease in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration of the term of this Lease. Tenant also, as far as permitted by law, waives and will waive any and all right to a trial by jury in the event that, upon any expiration of the term of this Lease, summary proceedings shall be instituted by Landlord, and the benefits of any and all laws now or hereafter in force exempting property from liability for rent or for debt. The terms "enter", "re-enter", "entry" or "re-entry", as used in this Lease, are not restricted to their technical legal meaning.

         6.07. Each right, power and remedy of Landlord provided for in this Lease shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the



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exercise by Landlord of any one or more of the rights, powers or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights, powers or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. In the event of any breach or threatened breach by Tenant of any of the provisions of this Lease, Landlord shall be entitled to restrain by injunction such breach or threatened breach or to a decree compelling performance of such provisions.

                                   ARTICLE 7

                               Discharge of Liens

         7.01. In the event that the Demised Premises or any part thereof or Tenant's leasehold interest therein shall, at any time during the term of this Lease, become subject to any vendor's, mechanic's, laborer's, materialman's or other lien, encumbrance or charge based upon the furnishing of materials or labor to or for the benefit of Tenant, Tenant shall cause the same, at its sole cost and expense to be satisfied or discharged within 30 days after notice thereof.





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                                    ARTICLE 8

                          Indemnification of Landlord

         8.01. Tenant will indemnify and save harmless Landlord from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or assessed against Landlord by reason of any of the following occurring during the term of this Lease:

                  (a) any work or thing done by Tenant or any agent, contractor, employee, licensee or invitee of Tenant in, on or about the Demised Premises or any part thereof;

                  (b) any use, nonuse, possession, occupation, condition, operation, maintenance or management of the Demised Premises or any part thereof or any street, alley, sidewalk, curb passageway or space adjacent thereto;

                  (c) any negligence of Tenant or any agent, contractor, employee, licensee or invitee of Tenant;

                  (d) any accident, injury or damage to any person or property occurring in, on or about the Demised Premises or any part thereof or any street, alley, sidewalk, curb, passageway or space adjacent thereto; and





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                  (e) any failure on the part of Tenant to perform or comply with any of the agreements, terms or conditions contained in this Lease on its part to be performed or complied with.

In the event that any action or proceeding shall be brought against Landlord by reason of any claim covered by this Article, Tenant, upon written notice from Landlord, will at Tenant's sole cost and expense resist or defend the same. To the extent of the proceeds received by Landlord under any insurance furnished or supplied to Landlord by Tenant, Tenant's obligation to indemnify and save harmless Landlord against the hazard which is the subject of such insurance shall be deemed pro tanto to be satisfied.

         8.02. Tenant is fully familiar with the physical condition of the Demised Premises. Landlord has made no representations of whatever nature in connection with the condition of the Demised Premises, and Landlord shall not be liable for any latent or patent defect therein.

         8.03. Tenant covenants and agrees to pay, and to indemnify the Landlord against, all legal costs and charges, including counsel fees, lawfully and reasonably incurred in obtaining possession of the Demised Premises after default by Tenant or after Tenant's default in surrendering possession upon the expiration or earlier termination of the term of this Lease or enforcing any covenant or agreement of Tenant herein contained.





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                                   ARTICLE 9

                                    Repairs

         9.01. Tenant shall maintain and keep the Demised Premises in first-class order and repair and make all such repairs and replacements as may be necessary in order to maintain the Improvements in a condition suitable for the operation and conduct of Tenant's business therein, but excluding from Tenant's obligations such repairs and replacements made necessary by damages caused by fire and the perils covered by the usual policy of extended coverage insurance in effect in the area where the Demised Premises are located. Notwithstanding anything to the contrary contained herein, such obligation of Tenant shall include, without limitation, such current repairs, maintenance and replacements as are required to keep the Demised Premises in first-class order and repair, including, without limitation, the following: sidewalks and blacktopping, heating and air conditioning systems and equipment, lighting and electrical systems and equipment, water, power, and plumbing systems and equipment, roofs, walls, floors, ceilings, and windows, and also shall include, without limitation, periodic painting and general refurbishing so as to maintain the Demised Premises at all times in an attractive, clean and pleasing appearance. Tenant shall assign to Landlord all contractors' guarantees received by Tenant in connection with repairing the Demised Premises.





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         9.02.    If the Demised Premises shall be damaged by fire, explosion, perils insured against by Landlord's standard fire and extended coverage insurance policy, casualty, or other cause or happening or if any lawful authority shall order demolition or removal of any structure covered by this Lease, so as-to render them, in Landlord's reasonable discretion, substantially unfit in their entirety for Tenant's proposed use, then this Lease, at Landlord's option, shall terminate and Tenant's obligation to pay rent shall cease, and any unearned rent paid in advance shall be refunded to Tenant.

         If the Demised Premises shall be partially destroyed by fire, explosion, or perils insured against by Landlord's standard fire and extended coverage insurance policy, or if Landlord shall not have exercised the above option to terminate, then the Demised Premises shall be restored by Landlord and a just proportion of the basic rent specified shall abate until they shall have been restored and put in proper condition for Tenant's use and occupancy.

         9.03. Tenant at its sole cost and expense shall comply with all laws, rules and regulations of any applicable governmental authority as related to Tenant's use and occupancy of the Demised Premises, or any part thereof and all orders, rules and regulations of the cognizant board of Fire Underwriters or any other body hereafter exercising similar functions, as related to Tenant's use and occupancy of the Demised Premises, or any part thereof.





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Tenant shall likewise observe and comply with the requirements of all policy of public liability, fire and other insurance at any time in force with respect to the Demised Premises.

         9.04. If a defect in workmanship or materials is discovered by Tenant which is covered by a contractor's warranty or guaranty received by Landlord and Landlord refuses to enforce such warranty or guaranty after written demand made by Tenant, then Landlord agrees, upon written demand by Tenant, to assign to Tenant all its right to enforce such warranty or guaranty to the extent only that the same relates to the defect in question.

                                   ARTICLE 10

                                 Authorized Use

         10.01. Tenant shall use and occupy the Demised Premises for the purposes only of maintaining an automobile dealership, and related purposes.

                                   ARTICLE 11

                              Assignment of Lease

         11.01. Tenant shall not assign this Lease, or any part thereof, or sublet all or any part of the Demised Premises without the written consent of Landlord, and such consent given in any one instance shall not apply to further subleases or assignments.





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                                   ARTICLE 12

                                    Notices

         12.01. All notices, demands, consents and requests required or permitted to be given or made under this Lease shall be in writing and shall be deemed to have been properly given if sent by certified or registered mail, postage prepaid, addressed to Landlord or Tenant, as the case may be, as follows:

         To the Landlord:

                           Mr. Marshall M. Manor
                           10837 Quail Covey Rd.
                           Boynton Beach, Florida 33436

         To the Tenant:

                           Wade Ford, Inc.
                           3860 South Cobb Drive
                           Smyrna, Georgia 30080

         Either party may change its address by giving notice to the other in the manner aforesaid.

                                   ARTICLE 13

                                    Changes

         13.01. Tenant shall make no changes, additions to, or alterations of any nature whatsoever in the Demised Premises, or any part thereof, without Landlord's prior written consent as stated in a notice from Landlord given in the manner set forth in Article 12, and shall not demolish or destroy the whole or any part of the Demised Premises.





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         13.02.   Tenant may, at Tenant's expense, install trade fixtures and equipment in or upon the Demised Premises provided:

                  (a) Tenant shall have assumed any and/or all liabilities or obligations in any way growing out of or connected with such installations;

                  (b) such installations, in Landlord's sole discretion, shall not interfere with construction of the Improvements;

                  (c) Tenant shall have, prior to such installation, furnished Landlord with a written schedule of all such trade fixtures and equipment, and shall have secured written consent for such installations from Landlord as stated in a notice from Landlord given in the manner set forth in Article 12;

                  (d) Landlord shall be authorized to enter the Demised Premises at any time during business hours to inspect and inventory such trade fixtures and equipment.

         13.03. Tenant may, at any time during the term of this Lease, and upon the termination of this Lease shall, at Landlord's request, remove all such trade fixtures and equipment, provided that:

                  (a) such removal shall be done in a good, careful and workmanlike manner and in compliance with all applicable laws, ordinances or regulations





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         and any damage to the Demised Premises resulting from such removal shall be repaired by Tenant at Tenant's sole cost and expense; and

                  (b) any and all such trade fixtures and equipment not removed by Tenant prior to the expiration of the term of this Lease shall, at the election of Landlord, be deemed abandoned by Tenant and all Tenant's right, title and interest in and to such fixtures and equipment shall be deemed assigned to Landlord.

                                   ARTICLE 14

                                 Right of Entry

         14.01. Landlord, and persons designated by Landlord, during the term of this Lease, at reasonable times and during usual business hours, may enter the Demised Premises to view them, and show them for purposes of rental or sale.

         14.02. Landlord also shall have the right at all reasonable times during the term of this Lease to enter the Demised Premises to make inspection, and to make such repairs and alterations as Tenant is not obliged to make under this Lease or which Landlord may be required or find desirable to make by reason of any laws, rules, orders, and regulations of a governmental authority or board of Fire Underwriters, or by reason of any insurance requirement or by reason of Landlord performing an obligation of Tenant




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under this Lease which Tenant shall have failed to observe or perform. All payments made by Landlord and all costs and expenses incurred by Landlord in connection with performing an obligation of Tenant under this Lease, together with interest at the rate of the higher of twelve percent per annum or the then prevailing prime commercial rate announced by the First National Bank of Atlanta, from the respective dates of the making of such payments or the incurring of such costs and expenses, shall constitute Additional Rent and shall be payable to Landlord by Tenant within ten days after demand.

                                   ARTICLE 15

                                  Condemnation

         15.01. If all or a part of the Demised Premises shall be taken by condemnation, or if Landlord conveys all or a part of the Demised Premises to a governmental or other body which has the power of condemnation and which has threatened to exercise such power with respect to all or such part of the Demised Premises conveyed, and the remaining part of the Demised Premises, in the opinion of Landlord, shall be insufficient for the uses specified in Article
10.01 hereof, this Lease shall terminate as of the date of the vesting of title in the condemning authority, or, at Landlord's option, as of the date that possession shall be taken. Tenant shall not have the right to claim or receive any damages or to share in any award for the value of this leasehold or





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otherwise, except only for damage or loss suffered by Tenant in connection with
Tenant's trade fixtures and equipment. Basic and Additional Rent shall be apportioned and the unearned portion thereof shall be refunded to Tenant upon such termination. If this Lease does not terminate as a result of condemnation, this Lease shall continue with respect to the untaken part of the Demised Premises and a just proportion of the Basic Rent shall abate.

                                   ARTICLE 16

                           Lease Subject to Mortgages

         16.01. This Lease is and shall be at all times subject and subordinate in lien to the lien of any deed to secure debt, mortgage or mortgages now existing or which Landlord or any subsequent owner of the Demised Premises shall make covering the Demised Premises and to any and all advances made or to be made thereunder and to the interest thereon. Tenant shall execute, acknowledge and deliver upon request all documents demanded by Landlord, purchaser from Landlord, or any mortgagee, to subordinate this Lease to any deed to secure debt or mortgage.

         16.02. Landlord may at any time during the Lease Term enter into utility easement agreements affecting portions of the Demised Premises provided that such easement agreements do not interfere substantially with Tenant's use of the Demised Premises as an automobile sales and service establishment.





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                                   ARTICLE 17

                              Waivers and Changes

         17.01. No failure by Landlord or Tenant to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial rent by Landlord during the continuance of any such breach by Tenant, shall constitute a waiver or any such breach or of such covenant, agreement, term or condition. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

         17.02. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver or termination is sought; provided, however, no such instrument shall be deemed binding on Landlord unless signed by the Secretary or an Assistant Secretary of Landlord or by any other person to whom authority to execute any such instrument shall be delegated by such Secretary or Assistant Secretary in writing.

                                   ARTICLE 18

                                   Utilities

         18.01. Tenant shall pay or cause to be paid all charges incurred by Tenant for gas, electricity, light, heat and power and for telephone, protective and other communication services and for all other public or private utility services which shall be used, rendered or supplied upon, to or in connection with the Demised Premises or any part thereof at any time during the term of this Lease.

                                   ARTICLE 19

                                  Severability

         19.01. If any provision of this Lease is illegal or unenforceable, the remainder of the Lease shall not be affected thereby.

                                   ARTICLE 20

                        Rights of Successors and Assigns

         20.01. Except as otherwise provided in Article 11.01, the terms and conditions of this Lease shall inure to the benefit of land be binding upon the parties and their respective heirs, representatives, successors or assigns.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and caused their seals to be affixed as of the day and year first above written.



WITNESSES:                                   WADE FORD, INC. Lessee

/s/ Howard E. Turner                         By: /s/ J. C. Arnold, Jr.
---------------------------                      ----------------------------

/s/ Lois M. Mauk                             Attest:
---------------------------
Notary Public
    Notary Public, Georgia State at Large
    My Commission Expires April 28, 1997
                                             /s/ K.L. Lesta
                                             --------------------------------
                                             Secretary

                                             [SEAL]



WITNESSES:                                   MARSHALL M. MANOR, Lessor


/s/ Howard E. Turner                         By: /s/ Marshall M. Manor
---------------------------                      ----------------------------

/s/ Lois M. Mauk
---------------------------
Notary Public
    Notary Public, Georgia State at Large
    My Commission Expires April 28, 1997












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